Exhibit 99

INVESTOR CONTACT:
William Prate
Director, Investor Relations
william.prate@tennantco.com
763-540-1547

Tennant Company Reports 2019 Full-Year and Fourth-Quarter Results

Full-year net sales of $1.14 billion, increase of 2.2 percent organically

Full-year GAAP net income of $45.8 million, or $2.48 per diluted share; adjusted diluted EPS of $2.90

Full-year adjusted EBITDA Growth of 13.3 percent; up 120 bps to 12.0 percent of sales

Fourth-quarter net sales of $294.8 million, increase of 2.8 percent organically

Fourth-quarter GAAP diluted earnings per share of $0.59; adjusted diluted EPS of $0.64 per share

Company provides 2020 guidance

MINNEAPOLIS, Feb. 20, 2020—Tennant Company (“Tennant”) (NYSE: TNC), a world leader in designing, manufacturing and marketing of solutions that help create a cleaner, safer, healthier world, today reported fourth-quarter and full-year results for 2019.

2019 Full-Year Highlights
For full year 2019, net sales climbed 1.3 percent to $1.14 billion. Excluding the impact of the Company’s Gaomei acquisition and foreign currency, sales increased 2.2 percent on an organic basis, driven primarily by growth in the Americas. Net income for full year 2019 increased to $45.8 million, or $2.48 diluted earnings per share, compared with $33.4 million, or $1.82 per diluted share, in 2018. Adjusted diluted earnings per share, which exclude certain non-operational items, increased 33.0 percent to $2.90, compared with diluted earnings per share of $2.18 in 2018. Excluding non-operational items, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) for full year 2019 rose 13.3 percent to $136.9 million, or 12.0 percent of sales, compared with $120.8 million, or 10.8 percent of sales, in 2018. In 2019, cash flow from operations was $71.9 million and the Company reduced outstanding debt by $41.8 million while paying $16.0 million in cash dividends to shareholders. (See the Supplemental Non-GAAP Financial Table.)
“During 2019, we made meaningful progress in improving our operating model and investing in innovations that deliver real value, like our robotic cleaning machine, the T7 AMR. At the same time, general strength in our Americas business enabled us to offset the effect of macroeconomic challenges in our Europe and Asia Pacific regions,” said Chris Killingstad, Tennant Company’s president and chief executive officer. “We believe our 2019 results demonstrate our ability to achieve reasonable growth with enhanced underlying profitability. While we are in the early stages of our operating model improvement plan, we believe the momentum we’ve built will continue to help drive shareholder value through 2020 and beyond.”
(more)

Page 2 – Tennant Company Reports 2019 Full-Year and Fourth-Quarter Results
Fourth-Quarter Operating Review
In the fourth quarter 2019, Tennant’s consolidated net sales of $294.8 million grew approximately 3.4 percent over the same period last year. This includes a 1.3 percent reduction from foreign currency and a 1.9 percent increase from the acquisition of Gaomei. On an organic basis, sales rose 2.8 percent.

Regional Sales Highlights
•Americas – Sales in the Americas improved 6.7 percent, or 7.2 percent organically, resulting in the ninth consecutive quarter of organic growth, driven by strength in both North America and Latin America. North America results reflect demand for Tennant’s autonomous cleaning machine, as well as continued growth in service and parts and consumables businesses. Latin America was driven by broad-based strength across the region.
•EMEA – Sales in the Europe, Middle East and Africa (EMEA) region were down 7.2 percent, or 4.2 percent organically, as a result of general weakness in the Europe market.
•APAC – Sales in the Asia Pacific region increased 15.5 percent, but were down 4.1 percent organically, primarily as a result of slower sales in China that more than offset the growth achieved in all other APAC markets.

Profitability Measures and Related Factors (See the Supplemental Non-GAAP Financial Table)
•Gross margin – Gross margin in the fourth quarter of 2019 was 40.2 percent, compared with 39.3 percent in the year-ago period. Adjusted gross margins in 2019 and 2018 were 40.5 percent and 39.3 percent, respectively, primarily reflecting pricing actions and cost-reduction efforts, which more than offset the negative effect of labor and material inflation.
•Net Earnings / Adjusted EBITDA – Tennant’s 2019 fourth-quarter net earnings increased to $10.9 million, or $0.59 per diluted share, compared with $7.7 million, or $0.42 per diluted share, in the prior year. Adjusted earnings per diluted share, excluding non-operational items, were $0.64 compared with $0.54 in the prior year. Adjusted EBITDA in the fourth quarter of 2019 increased to $34.0 million, or 11.5 percent of sales, compared with $30.3 million, or 10.6 percent of sales, in the prior year.

Cash Flow, Capital Allocation and Other Items
During the fourth quarter of 2019, Tennant generated $25.7 million in cash flow from operations, primarily driven by business performance and reduced inventory levels. The company also reduced outstanding debt by $3.9 million and paid $4.0 million in cash dividends to shareholders during the fourth quarter of 2019.

(more)

Page 3 – Tennant Company Reports 2019 Full-Year and Fourth-Quarter Results
2020 Business Outlook
“This year we will mark the 150th anniversary of the founding of Tennant Company. As we honor our history as a company with a purpose-driven culture and a talent for innovation, we recognize that reinvention has always been a part of the company’s heritage and the key to its longevity. We are looking ahead with a real sense of excitement and anticipation amid the changes we have set in motion with our new enterprise strategy. In 2020, we will remain focused on our three strategic pillars of winning where we have competitive advantage, reducing complexity and building scalable processes, and innovating for profitable growth,” said Killingstad.
For 2020, Tennant provides the following guidance:
•Net sales of $1.15 billion to $1.16 billion, reflecting organic sales growth of 1.5 to 2.5 percent;
•Full-year reported GAAP earnings in the range of $3.05 to $3.20 per diluted share;
•Adjusted EPS of $4.00 to $4.15 per diluted share, which excludes certain non-operational items and amortization expense;
•Adjusted EBITDA of $146 million to $149 million;
•Capital expenditures of approximately $35 million; and
•An effective tax rate of approximately 19 percent.

Conference Call
Tennant will host a conference call to discuss its 2019 full-year and fourth-quarter results today, February 20, 2020, at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call and accompanying slides will be available via webcast on Tennant's investor website. To listen to the call live and view the slide presentation, go to investors.tennantco.com and click on the link at the bottom of the home page. A taped replay of the conference call, with slides, will be available at investors.tennantco.com.

Company Profile
Founded in 1870, Tennant Company (TNC), headquartered in Minneapolis, Minnesota, is a world leader in designing, manufacturing and marketing solutions that empower customers to achieve quality cleaning performance, reduce their environmental impact and help create a cleaner, safer, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; cleaning tools and supplies; and coatings for protecting, repairing and upgrading surfaces. Tennant's global field service network is the most extensive in the industry. Tennant Company had sales of $1.14 billion in 2019 and has approximately 4,400 employees. Tennant has manufacturing operations throughout the world and sells products directly in 15 countries and through distributors in more than 100 countries. For more information, visit www.tennantco.com and www.ipcworldwide.com. The Tennant Company logo and other trademarks designated with the symbol “®” are trademarks of Tennant Company registered in the United States and/or other countries.

Forward-Looking Statements
Certain statements contained in this document, as well as other written and oral statements made by us from time to time, are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: our ability to effectively develop and manage strategic planning and growth processes and the related operational plans; our ability to successfully upgrade and evolve our information technology systems; fluctuations in the cost, quality or availability of raw materials and purchased components; geopolitical and economic uncertainty throughout the world; our ability to integrate acquisitions, including IPC and Gaomei; our ability to attract, retain and develop key personnel and create effective succession planning strategies; our ability to successfully protect our information technology systems from cybersecurity risks; our ability to develop and commercialize
(more)

Page 4 – Tennant Company Reports 2019 Full-Year and Fourth-Quarter Results
new innovative products and services; the competition in our business; the occurrence of a significant business interruption; our ability to comply with laws and regulations; the potential disruption of our business from actions of activist investors or others; unforeseen product liability claims or product quality issues; our ability to generate sufficient cash to satisfy our debt obligations; and the relative strength of the U.S. dollar, which affects the cost of our materials and products purchased and sold internationally.
We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Information about factors that could materially affect our results can be found in our 2018 and 2019 Form 10-K. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised to consult any further disclosures by us in our filings with the Securities and Exchange Commission and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

Non-GAAP Financial Measures
This news release and the related conference call include presentation of Non-GAAP measures that include or exclude special items of a nonrecurring and/or nonoperational nature (hereinafter referred to as “special items”). Management believes that the Non-GAAP measures provide useful information to investors regarding the company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company’s operating performance for the current, past or future periods. Management uses these Non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the company.
We believe that disclosing Gross Profit – as adjusted, Gross Margin – as adjusted, Selling and Administrative Expense – as adjusted, Selling and Administrative Expense as a percent of Net Sales – as adjusted, Profit from Operations – as adjusted, Operating Margin – as adjusted, Profit Before Income Taxes – as adjusted, Income Tax Expense – as adjusted, Net Earnings Attributable to Tennant Company – as adjusted, Net Earnings Attributable to Tennant Company per Share – as adjusted, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) – as adjusted, EBITDA Margin – as adjusted and Adjusted EPS (collectively, the “Non-GAAP Measures”), excluding the impacts from special items, is useful to investors as a measure of operating performance. We use these as one measure to monitor and evaluate operating performance. The Non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP).
We calculate Gross Profit – as adjusted and Gross Margin – as adjusted by adding back the discontinuation of product lines, inventory step-up and restructuring charges recorded in Cost of Sales. We calculate Selling and Administrative Expense – as adjusted, and Selling and Administrative Expense as a percent of Net Sales – as adjusted by adding back acquisition and integration costs, gain on sale of business, certain non-operational professional services, restructuring charges recorded in S&A, note receivable write-down, acquisition contingent consideration adjustment and building design costs. We calculate Profit from Operations – as adjusted and Operating Margin – as adjusted by adding back the pre-tax effect of the discontinuation of product lines, inventory step-up, acquisition and integration costs, gain on sale of business, certain non-operational professional services, restructuring charges, note receivable write-down, acquisition contingent consideration adjustment and building design costs. We calculate Profit Before Income Taxes – as adjusted by adding back the pre-tax effect of the discontinuation of product lines, inventory step-up, acquisition and integration costs, gain on sale of business, certain non-operational professional services, restructuring charges, note receivable write-down, acquisition contingent consideration adjustment, building design costs and pension curtailment gain. We calculate Income Tax Expense – as adjusted by adding back the tax effect of the discontinuation of product lines, inventory step-up, acquisition and integration costs, gain on sale of business, certain non-operational professional services, restructuring charges and building design costs as well as the acquisition tax adjustment and tax rate legislation and mandatory repatriation. We calculate Net Earnings Attributable to Tennant Company – as adjusted by adding back the after-tax effect of the discontinuation of product lines, inventory step-up, acquisition and integration costs, gain on sale of business, certain non-operational professional services, restructuring charges, note receivable write-down, acquisition contingent consideration adjustment, building design costs and pension curtailment gain as well as the acquisition tax adjustment and tax rate legislation and mandatory repatriation. We calculate Net Earnings Attributable to Tennant Company per Share – as adjusted by adding back the after-tax effect of the discontinuation of product lines, inventory step-up, acquisition and integration costs, gain on sale of business, certain non-operational
(more)

Page 5 – Tennant Company Reports 2019 Full-Year and Fourth-Quarter Results
professional services, restructuring charges, note receivable write-down, acquisition contingent consideration adjustment, building design costs and pension curtailment gain, as well as the acquisition tax adjustment and tax rate legislation and mandatory repatriation and dividing the result by the diluted weighted average shares outstanding. We calculate EBITDA – as adjusted by adding back the pre-tax effect of the discontinuation of product lines, inventory step-up, acquisition and integration costs, gain on sale of business, certain non-operational professional services, restructuring charges, note receivable write-down, acquisition contingent consideration adjustment, building design costs, pension curtailment gain, Interest Income, Interest Expense, Income Tax Expense, Depreciation Expense and Amortization Expense to Net Earnings Including Noncontrolling Interest – as reported. We calculate EBITDA Margin – as adjusted by dividing EBITDA – as adjusted by Net Sales.
Starting in the first quarter of 2020, our presentation of Net Earnings Attributable to Tennant Company per Share – as adjusted (Adjusted EPS) will also add back the per-share impact of after-tax amortization expense. Accordingly, this additional adjustment is reflected in our outlook for Adjusted EPS for fiscal 2020. To provide comparability, we have also provided our Adjusted EPS for fiscal 2019 in accordance with this future presentation below, along with a reconciliation to our current presentation of Adjusted EPS.
Investors should consider these Non-GAAP financial measures in addition to, not as a substitute for, or better than, financial measures prepared in accordance with GAAP. Reconciliations of the components of these measures to the most directly comparable GAAP financial measures are included in the Supplemental Non-GAAP Financial Table to this earnings release.

FINANCIAL TABLES FOLLOW
(more)

Page 6 – Tennant Company Reports 2019 Full-Year and Fourth-Quarter Results
TENNANT COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(In millions, except shares and per share data)	Three Months Ended		Years Ended
	December 31		December 31
	2019	2018	2019	2018
Net Sales	$294.8	$285.2	$1,137.6	$1,123.5
Cost of Sales	176.2	173.0	675.9	678.5
Gross Profit	118.6	112.2	461.7	445.0
Gross Margin	40.2%	39.3%	40.6%	39.6%
Operating Expense:
Research and Development Expense	8.9	7.3	32.7	30.7
Selling and Administrative Expense	90.2	91.7	357.2	356.3
Total Operating Expense	99.1	99.0	389.9	387.0
Profit from Operations	19.5	13.2	71.8	58.0
Operating Margin	6.6%	4.6%	6.3%	5.2%
Other Income (Expense):
Interest Income	0.8	0.5	3.3	3.0
Interest Expense	(5.4)	(5.6)	(21.1)	(23.3)
Net Foreign Currency Transaction Losses	(0.1)	0.3	(0.7)	(1.1)
Other Income (Expense), Net	(0.7)	—	0.7	(0.8)
Total Other Expense, Net	(5.4)	(4.8)	(17.8)	(22.2)
Profit Before Income Taxes	14.1	8.4	54.0	35.8
Income Tax Expense	3.1	0.7	8.1	2.3
Net Earnings Including Noncontrolling Interest	11.0	7.7	45.9	33.5
Net Earnings Attributable to Noncontrolling interest	0.1	—	0.1	0.1
Net Earnings Attributable to Tennant Company	$10.9	$7.7	$45.8	$33.4

Net Earnings Attributable to Tennant Company per Share:
Basic	$0.60	$0.43	$2.53	$1.86
Diluted	$0.59	$0.42	$2.48	$1.82

Weighted Average Shares Outstanding:
Basic	18,212,031	18,025,181	18,118,486	17,940,438
Diluted	18,625,631	18,328,359	18,453,145	18,338,569

GEOGRAPHICAL NET SALES(1) (Unaudited)

(In millions)	Three Months Ended			Years Ended
	December 31			December 31
	2019	2018	%	2019	2018	%
Americas	$186.0	$174.3	6.7	$722.4	$691.0	4.5
Europe, Middle East and Africa	79.0	85.1	(7.2)	307.6	335.6	(8.3)
Asia Pacific	29.8	25.8	15.5	107.6	96.9	11.0
Total	$294.8	$285.2	3.4	$1,137.6	$1,123.5	1.3
(1) Net of intercompany sales.
(more)

Page 7 – Tennant Company Reports 2019 Full-Year and Fourth-Quarter Results
TENNANT COMPANY
CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)	December 31,	December 31,
	2019	2018
ASSETS
Current Assets:
Cash, Cash Equivalents and Restricted Cash	$74.6	$86.1
Receivables:
Trade, less Allowances of $3.6 and $2.5, respectively	216.5	208.0
Other	6.8	8.2
Net Receivables	223.3	216.2
Inventories	150.1	135.1
Prepaid and Other Current Assets	33.0	31.2
Total Current Assets	481.0	468.6
Property, Plant and Equipment	412.5	386.6
Accumulated Depreciation	(239.2)	(223.2)
Property, Plant and Equipment, Net	173.3	163.4
Operating Lease Assets	46.6	—
Goodwill	195.1	182.7
Intangible Assets, Net	137.7	146.5
Other Assets	29.2	31.3
Total Assets	$1,062.9	$992.5

LIABILITIES AND TOTAL EQUITY
Current Liabilities:
Current Portion of Long-Term Debt	$31.3	$27.0
Accounts Payable	94.1	98.4
Employee Compensation and Benefits	63.5	56.1
Other Current Liabilities	86.0	67.4
Total Current Liabilities	274.9	248.9
Long-Term Liabilities:
Long-Term Debt	307.5	328.1
Long-Term Operating Lease Liabilities	30.3	—
Employee-Related Benefits	19.4	21.1
Deferred Income Taxes	41.7	46.0
Other Liabilities	27.8	32.1
Total Long-Term Liabilities	426.7	427.3
Total Liabilities	701.6	676.2
Equity:
Common Stock	6.9	6.8
Additional Paid-In Capital	45.5	28.5
Retained Earnings	346.0	316.3
Accumulated Other Comprehensive Loss	(38.5)	(37.2)
Total Tennant Company Shareholders’ Equity	359.9	314.4
Noncontrolling Interest	1.4	1.9
Total Equity	361.3	316.3
Total Liabilities and Total Equity	$1,062.9	$992.5

(more)

Page 8 – Tennant Company Reports 2019 Full-Year and Fourth-Quarter Results
TENNANT COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)	Years Ended
	December 31
	2019	2018
OPERATING ACTIVITIES
Net Earnings Including Noncontrolling Interest	$45.9	$33.5
Adjustments to reconcile Net Earnings to Net Cash Provided by Operating Activities:
Depreciation	32.2	32.3
Amortization of Intangible Assets	22.2	22.1
Amortization of Debt Issuance Costs	1.3	2.4
Fair Value Step-Up Adjustment to Acquired Inventory	0.9	—
Deferred Income Taxes	(9.6)	(10.9)
Share-Based Compensation Expense	11.4	8.3
Allowance for Doubtful Accounts and Returns	2.5	0.8
Acquisition Contingent Consideration Adjustment	(2.3)	—
Note Receivable Write-down	2.7	—
Discontinuation of Product Lines	3.3	—
Other, Net	1.1	(0.4)
Changes in Operating Assets and Liabilities, Net of Assets Acquired:
Receivables, Net	(8.5)	(7.6)
Inventories	(21.1)	(16.6)
Accounts Payable	(7.5)	4.6
Employee Compensation and Benefits	4.5	12.7
Other Current Liabilities	(1.4)	(0.7)
Other Assets and Liabilities	(5.7)	(0.5)
Net Cash Provided by Operating Activities	71.9	80.0

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(38.4)	(18.8)
Proceeds from Disposals of Property, Plant and Equipment	0.1	0.1
Proceeds from Principal Payments Received on Long-Term Note Receivable	2.9	1.4
Acquisition of Business, Net of Cash, Cash Equivalents and Restricted Cash Acquired	(19.7)	—
Proceeds from Sale of Business	—	4.0
Purchase of Intangible Assets	(0.5)	(2.8)
Net Cash Used in Investing Activities	(55.6)	(16.1)

FINANCING ACTIVITIES
Proceeds from Credit Facility Borrowings	25.0	14.9
Repayments of Debt	(41.8)	(38.3)
Change in Finance Lease Obligations	(0.2)	—
Proceeds from Issuances of Common Stock	6.1	5.9
Purchase of Noncontrolling Owner Interest	(0.5)	—
Dividends Paid	(16.0)	(15.3)
Net Cash Used in Financing Activities	(27.4)	(32.8)

Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	(0.4)	(4.0)

Net Decrease in Cash, Cash Equivalents and Restricted Cash	(11.5)	27.1

Cash, Cash Equivalents and Restricted Cash at Beginning of Period	86.1	59.0

Cash, Cash Equivalents and Restricted Cash at End of Period	$74.6	$86.1

(more)

Page 9 – Tennant Company Reports 2019 Full-Year and Fourth-Quarter Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended		Years Ended
	December 31		December 31
	2019	2018	2019	2018

Gross Profit - as reported	$118.6	$112.2	$461.7	$445.0
Gross Margin - as reported	40.2%	39.3%	40.6%	39.6%
Adjustments:
Discontinuation of Product Lines	0.5	—	3.3	—
Inventory Step-Up	—	—	0.9	—
Restructuring Charge (Cost of Sales Expense)	0.3	—	0.3	—
Gross Profit - as adjusted	$119.4	$112.2	$466.2	$445.0
Gross Margin - as adjusted	40.5%	39.3%	41.0%	39.6%

Selling and Administrative Expense - as reported	$90.2	$91.7	$357.2	$356.3
Selling and Administrative Expense as a percent of Net Sales - as reported	30.6%	32.2%	31.4%	31.7%
Adjustments:
Acquisition and Integration Costs (S&A Expense)	(1.0)	(1.5)	(3.0)	(6.9)
Gain on Sale of Business	—	—	—	1.0
Professional Services	—	(0.1)	(0.1)	(1.9)
Restructuring Charge (S&A Expense)	(0.2)	(1.0)	(4.5)	(1.0)
Note Receivable Write-down	—	—	(2.7)	—
Acquisition Contingent Consideration Adjustment	0.5	—	2.3	—
Building Design Costs	—	(1.6)	—	(1.6)
Selling and Administrative Expense - as adjusted	$89.5	$87.5	$349.2	$345.9
Selling and Administrative Expense as a percent of Net Sales - as adjusted	30.4%	30.7%	30.7%	30.8%

Profit from Operations - as reported	$19.5	$13.2	$71.8	$58.0
Operating Margin - as reported	6.6%	4.6%	6.3%	5.2%
Adjustments:
Discontinuation of Product Lines	0.5	—	3.3	—
Inventory Step-Up	—	—	0.9	—
Restructuring Charge (Cost of Sales Expense)	0.3	—	0.3	—
Acquisition and Integration Costs (S&A Expense)	1.0	1.5	3.0	6.9
Gain on Sale of Business	—	—	—	(1.0)
Professional Services	—	0.1	0.1	1.9
Restructuring Charge (S&A Expense)	0.2	1.0	4.5	1.0
Note Receivable Write-down	—	—	2.7	—
Acquisition Contingent Consideration Adjustment	(0.5)	—	(2.3)	—
Building Design Costs	—	1.6	—	1.6
Profit from Operations - as adjusted	$21.0	$17.4	$84.3	$68.4
Operating Margin - as adjusted	7.1%	6.1%	7.4%	6.1%

(more)

Page 10 – Tennant Company Reports 2019 Full-Year and Fourth-Quarter Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended		Years Ended
	December 31		December 31
	2019	2018	2019	2018
Profit Before Income Taxes - as reported	$14.1	$8.4	$54.0	$35.8
Adjustments:
Discontinuation of Product Lines	0.5	—	3.3	—
Inventory Step-Up	—	—	0.9	—
Restructuring Charge (Cost of Sales Expense)	0.3	—	0.3	—
Acquisition and Integration Costs (S&A Expense)	1.0	1.5	3.0	6.9
Gain on Sale of Business	—	—	—	(1.0)
Acquisition and Integration Costs (Other Income, Net)	—	—	(1.8)	—
Professional Services	—	0.1	0.1	1.9
Restructuring Charge (S&A Expense)	0.2	1.0	4.5	1.0
Note Receivable Write-down	—	—	2.7	—
Acquisition Contingent Consideration Adjustment	(0.5)	—	(2.3)	—
Building Design Costs	—	1.6	$—	$1.6
Pension Curtailment Gain	—	(0.1)	$—	$(0.1)
Profit Before Income Taxes - as adjusted	$15.6	$12.5	$64.7	$46.1

Income Tax Expense - as reported	$3.1	$0.7	$8.1	$2.3
Adjustments:
Acquisition Tax Adjustment	—	0.9	—	0.9
Tax Rate Legislation and Mandatory Repatriation	—	—	—	0.3
Discontinuation of Product Lines(1)	—	—	0.6	—
Inventory Step-Up(1)	—	—	0.2	—
Restructuring Charge (Cost of Sales Expense)(1)	0.1	—	0.1	—
Acquisition and Integration Costs (S&A Expense)(1)	0.2	0.3	0.6	1.4
Gain on Sale of Business	—	—	—	(0.2)
Acquisition and Integration Costs (Other Income, Net)(1)	—	—	—	—
Professional Services(1)	—	—	—	0.5
Restructuring Charge (S&A Expense) (1)	0.1	0.2	1.3	0.2
Note Receivable Write-down(1)	—	—	—	—
Acquisition Contingent Consideration Adjustment(1)	—	—	—	—
Building Design Costs(1)	—	0.4	—	0.4
Pension Curtailment Gain(1)	—	—	—	—
Income Tax Expense - as adjusted	$3.5	$2.5	$10.9	$5.8

(1) In determining the tax impact, we applied the statutory rate in effect for each jurisdiction where expenses were incurred and deductible for tax purposes.
(more)

Page 11 – Tennant Company Reports 2019 Full-Year and Fourth-Quarter Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended		Years Ended
	December 31		December 31
	2019	2018	2019	2018

Net Earnings Attributable to Tennant Company - as reported	$10.9	$7.7	$45.8	$33.4
Adjustments:
Acquisition Tax Adjustment	$—	$(0.9)	$—	$(0.9)
Tax Rate Legislation and Mandatory Repatriation	—	—	—	(0.3)
Discontinuation of Product Lines	0.5	—	2.7	—
Inventory Step-Up	—	—	0.7	—
Restructuring Charge (Cost of Sales Expense)	0.2	—	0.2	—
Acquisition and Integration Costs (S&A Expense)	0.8	1.2	2.4	5.5
Gain on Sale of Business	—	—	—	(0.8)
Acquisition and Integration Costs (Other Income, Net)	—	—	(1.8)	—
Professional Services	—	0.1	0.1	1.4
Restructuring Charge (S&A Expense)	0.1	0.8	3.2	0.8
Note Receivable Write-down	—	—	2.7	—
Acquisition Contingent Consideration Adjustment	(0.5)	—	(2.3)	—
Building Design Costs	—	1.2	—	1.2
Pension Curtailment Gain	—	(0.1)	—	(0.1)
Net Earnings Attributable to Tennant Company - as adjusted	$12.0	$10.0	$53.7	$40.2

Net Earnings Attributable to Tennant Company per Share - as reported:
Diluted	$0.59	$0.42	$2.48	$1.82
Adjustments:
Acquisition Tax Adjustment	—	(0.05)	—	(0.05)
Tax Rate Legislation and Mandatory Repatriation	—	—	—	(0.02)
Discontinuation of Product Lines	0.03	—	0.15	—
Inventory Step-Up	—	—	0.04	—
Restructuring Charge (Cost of Sales Expense)	0.01	—	0.01	—
Acquisition and Integration Costs (S&A Expense)	0.04	0.06	0.12	0.29
Gain on Sale of Business	—	—	—	(0.04)
Acquisition and Integration Costs (Other Income, Net)	—	—	(0.10)	—
Professional Services	—	0.01	—	0.08
Restructuring Charge (S&A Expense)	—	0.05	0.17	0.05
Note Receivable Write-down	—	—	0.15	—
Acquisition Contingent Consideration Adjustment	(0.03)	—	(0.12)	—
Building Design Costs	—	0.06	—	0.06
Pension Curtailment Gain	—	(0.01)	—	(0.01)
Net Earnings Attributable to Tennant Company per Share - as adjusted	$0.64	$0.54	$2.90	$2.18

(more)

Page 12 – Tennant Company Reports 2019 Full-Year and Fourth-Quarter Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended		Years Ended
	December 31		December 31
	2019	2018	2019	2018

Net Earnings Including Noncontrolling Interest - as reported	$11.0	$7.7	$45.9	$33.5
Adjustments:
Interest Income	(0.8)	(0.5)	(3.3)	(3.0)
Interest Expense	5.4	5.6	21.1	23.3
Income Tax Expense	3.1	0.7	8.1	2.3
Depreciation Expense	8.2	7.9	32.2	32.3
Amortization Expense	5.6	4.8	22.2	22.1
Discontinuation of Product Lines	0.5	—	3.3	—
Inventory Step-Up	—	—	0.9	—
Restructuring Charge (Cost of Sales Expense)	0.3	—	0.3	—
Acquisition and Integration Costs (S&A Expense)	1.0	1.5	3.0	6.9
Gain on Sale of Business	—	—	—	(1.0)
Acquisition and Integration Costs (Other Income, Net)	—	—	(1.8)	—
Professional Services	—	0.1	0.1	1.9
Restructuring Charge (S&A Expense)	0.2	1.0	4.5	1.0
Note Receivable Write-down	—	—	2.7	—
Acquisition Contingent Consideration Adjustment	(0.5)	—	(2.3)	—
Building Design Costs	—	1.6	—	1.6
Pension Curtailment Gain	—	(0.1)	—	(0.1)
Earnings Before Interest, Taxes, Depreciation & Amortization - as adjusted	$34.0	$30.3	$136.9	$120.8
EBITDA Margin - as adjusted	11.5%	10.6%	12.0%	10.8%

(more)

Page 13 – Tennant Company Reports 2019 Full-Year and Fourth-Quarter Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

Year Ended
December 31
2019

Net Earnings Attributable to Tennant Company per Share - as adjusted (current presentation)	$2.90
Amortization Expense	1.21
Amortization Expense - tax impact	(0.33)
Net Earnings Attributable to Tennant Company per Share - as adjusted (future presentation)	$3.78

###